Exhibit 3.1

This space reserved for office use.
Form 201 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: $300	Certificate of Formation For-Profit Corporation
Article 1 – Entity Name and Type
The filing entity being formed is a for-profit corporation. The name of the entity is:

Black Rock Coffee Bar, Inc.

The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.
Article 2 – Registered Agent and Registered Office
(See instructions. Select and complete either A or B and complete C.)
☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System
OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:

1999 Bryan Street, Suite 900	Dallas	TX	75201
Street Address	City	State	Zip Code
Article 3 – Directors
(A minimum of 1 director is required.)
The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

Daniel		Brand
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Form 201	1

Director 2

Andrew		Braithwaite
First Name	M.I.	Last Name		Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale	AZ	85260	USA
Street or Mailing Address	City	State	Zip Code	Country

Director 3

Mark		Davis
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 4

Richard		Federico
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 5

Sarah		Grover
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 6

Jeffrey		Hernandez
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Form 201	2

Director 7

Bryan		Pereboom
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 8

Jake		Spellmeyer
First Name	M.I.	Last Name			Suffix

9170 E. Bahia Drive, Suite 101	Scottsdale		AZ	85260	USA
Street or Mailing Address	City		State	Zip Code	Country
Article 4 – Authorized Shares
(Provide the number of shares in the space below, then select option A or option B, do not select both.)
The total number of shares the corporation is authorized to issue is:       1,000
☒ A. The par value of each of the authorized shares is:       $0.00001
OR
☐ B. The shares shall have no par value.
If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.
Article 5 – Purpose
The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.
Initial Mailing Address
(Provide the mailing address to which state franchise tax correspondence should be sent.)

9170 E. Bahia Drive, Suite 101	Scottsdale	AZ	85260	USA
Mailing Address	City	State	Zip Code	Country

Form 201	3

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The Certificate of Formation of Black Rock Coffee Bar, Inc., filed as part of the conversion of Black Rock Coffee Bar, Inc. (the “Converting Entity”), reflects that the entity was formed pursuant to a plan of conversion in accordance with Section 3.005(a)(8) of the Texas Business Organizations Code. The Converting Entity was Black Rock Coffee Bar, Inc., a corporation formed under the laws of the State of Delaware, and located at 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260. The original date of formation of the Converting Entity was May 2, 2025. Where any of this information is not explicitly stated in the Certificate of Formation, it is included in the plan of conversion or is otherwise publicly available through the records of the applicable Secretary of State or similar office.

Organizer
The name and address of the organizer:

Samuel Seiberling
Name

9170 E. Bahia Drive, Suite 101	Scottsdale	AZ	85260
Street or Mailing Address	City	State	Zip Code
Effectiveness of Filing (Select either A, B, or C.)
A. ☐ This document becomes effective when the document is filed by the secretary of state.
B. ☒ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:     June 27, 2025 at 11:00 a.m. (Central Time)
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by

Form 201	4

law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	June 23, 2025

/s/ Samuel Seiberling
Signature of organizer

Samuel Seiberling
Printed or typed name of organizer

Form 201	5